Exhibit 99.3

Summary of Certain Material Terms of the New Notes and the Warrants
Unless the context otherwise requires, references to “the Company” mean Cenveo Corporation, a Delaware corporation, and “we,” “us,” and “our,” mean collectively the Company, Cenveo, Inc. and all of their consolidated subsidiaries. Cenveo, Inc., a Colorado corporation, is a holding company and holds all of the capital stock of the Company. Capitalized terms used but not otherwise defined in this Exhibit have the meaning ascribed to them in this Current Report on Form 8-K to which this Exhibit is attached.

“New Notes.”

Issuer	Cenveo Corporation
Notes Offered	Up to $129,883,000 aggregate principal amount of 6.000% senior notes due 2024 (excluding $2,932,000 aggregate principal amount of New Notes to be issued in the Affiliate Negotiated Exchange).
Maturity Date	May 15, 2024
Interest
Interest on the New Notes will accrue at a rate of 6.000% per annum, payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing November 15, 2016. Interest will accrue from the Settlement Date.

Guarantees
The New Notes will be fully and unconditionally guaranteed on a senior basis by Cenveo, Inc. and by certain of its existing and future U.S. subsidiaries and, in certain circumstances, certain of its future Canadian subsidiaries.

Ranking
The New Notes and the guarantees will be our and the guarantors’ unsecured senior obligations and will:
rank pari passu in right of payment with any of our and the guarantors’ existing and future senior indebtedness;
rank senior in right of payment to our and the guarantors’ future indebtedness that is expressly subordinated to the New Notes;
rank effectively junior to our and the guarantors’ existing and future indebtedness that is secured by liens to the extent of the value of the collateral securing such indebtedness; and
be structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the New Notes.
After giving effect to the Transactions (assuming 100% of the 11.500% Notes not held by Affiliated Holders are tendered in this Exchange Offer prior to the Expiration Date and are accepted for exchange in the Exchange Offer), at January 2, 2016, the Company and the guarantors would have had approximately $1.1 billion aggregate principal amount of indebtedness, of which $917.0 million aggregate principal amount would have constituted secured indebtedness and $181.5 million aggregate principal amount would have constituted senior unsecured indebtedness, and an additional $126.0 million aggregate principal amount of unused commitments available to be borrowed under the ABL Facility.

Ranking (cont.)
The New Notes will not be secured by assets and the indebtedness under our ABL Facility, our New Secured Note, our 6.000% Notes and our 8.500% Notes is entitled to remedies available to secured lenders, which give them priority over holders of the New Notes. The New Notes will effectively be subordinated to such senior secured indebtedness, and in any case under title 11 of the United States Code in which we are the debtor, the full amount of such senior secured indebtedness, up to the value of the assets securing repayment of such indebtedness, would be entitled to payment in full before the holders of the New Notes receive any value on account of the New Notes.
Our non-guarantor subsidiaries had approximately $25.8 million, or approximately 2.4%, of our total assets and approximately $13.5 million, or approximately 0.8%, of our total liabilities as reflected on our balance sheet as of January 2, 2016, and had net sales of approximately $3.8 million and operating income of $1.8 million for the year ended January 2, 2016.

Optional Redemption
On or after May 15, 2020, we may redeem the New Notes, in whole or in part, at any time at the redemption prices described in the offering memorandum. We may also redeem some or all of the New Notes before May 15, 2020 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium. In addition, we may redeem up to 35% of the aggregate principal amount of the New Notes before May 15, 2020 with the net cash proceeds from certain equity offerings at a redemption price of 106.000% of the principal amount plus accrued and unpaid interest, if any, to the redemption date.

Change of Control	If we experience certain kinds of changes of control, we must offer to repurchase the New Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date.
Mandatory Offer to Repurchase Following Certain Asset Sales
If we sell certain assets, under certain circumstances we must offer to repurchase the New Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants
The indenture governing the New Notes will contain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
incur additional indebtedness;
declare or pay dividends, redeem stock or make other distributions to shareholders;
make investments;
create liens or use assets as security in other transactions;
merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets; and
engage in transactions with affiliates.
These covenants are subject to a number of important qualifications and limitations.

Transfer Restrictions; No Registration Rights
The New Notes have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We do not intend to register such resales or offer to exchange the New Notes for notes registered under the Securities Act or the securities laws of any other jurisdiction.

Absence of an Established Market for the New Notes
We do not intend to list the New Notes on any securities exchange and the New Notes will be a new class of securities for which there is currently no market. Accordingly, we cannot assure you that a liquid market for the New Notes will develop or be maintained.

Original Issue Discount
We expect that the New Notes will be treated as issued with more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, a U.S. Holder will be required for U.S. federal income tax purposes to include any amounts representing OID in gross income (as ordinary income) as it accrues (on a constant yield to maturity basis) in advance of the receipt of any payment on the New Notes to which such income is attributable, regardless of such holder’s method of accounting for U.S. federal income purposes.

Denominations
The New Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the New Notes in the form of one or more global notes in book-entry form. The global notes will be deposited with or on behalf of DTC.

“Warrants.”

The Issuer	Cenveo, Inc.
Warrants Offered
Warrants that, subject to mandatory cashless exercise provisions, will entitle the holders thereof to purchase the Applicable Number of shares of Common Stock per $1,000 aggregate principal amount of 11.500% Notes accepted in the Exchange Offer.

Exercise
Each Warrant will entitle the holder, subject to mandatory cashless exercise provisions, to purchase the Applicable Number of shares of Common Stock at an exercise price of $1.50 per share, subject to adjustment under certain circumstances. The Warrants will be exercisable at any time on or after the original date of issuance and prior to their expiration. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment from time to time upon the occurrence of certain events, including: the payment by Cenveo, Inc. of dividends or distributions on the Common Stock payable in shares of Common Stock; subdivisions, combinations and certain reclassifications of the Common Stock; and the distribution to holders of Common Stock of assets, debt securities or certain rights, warrants or options to purchase securities of Cenveo, Inc. A Warrant does not entitle the holder to receive any dividends paid on shares of Common Stock.

Expiration	The Warrants will expire on the eighth anniversary of the Settlement Date.
Applicable Number of Shares
For each $1,000 principal amount of 11.500% Notes, the product of (i) 59 and (ii) a fraction, the numerator of which is (x) 189,737,000 and (y) the denominator of which is the aggregate principal amount of 11.500% Notes acquired by us in the Exchange Offer and the concurrent private exchange with the Affiliated Holders. Based on the amount of 11.500% Notes to be acquired in the Exchange Offer from Supporting Noteholders and in the concurrent private exchange with the Affiliated Holders, we expect that the Applicable Number will in no event be less than 59 or more than 75.

Transfer Restrictions
The Warrants and the Common Stock to be issued upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Absence of an Established Market for the Securities
We do not intend to list the Warrants on any securities exchange, and the Warrants will be a new class of securities for which there is currently no market. We cannot assure you that a liquid market for the Warrants will develop or be maintained.

Registration Rights
Pursuant to a registration rights agreement to be executed as part of the Exchange Offer, we have agreed to file a shelf registration statement covering the resale of the Warrants and the shares of Common Stock to be issued upon exercise of the Warrants. Under the registration rights agreement, we will be obligated to cause to be filed such shelf registration agreement on or prior to November 19, 2016 and to use our commercially reasonable efforts to have such registration statement declared effective within 60 days after the initial date of filing thereof, and to keep such shelf registration statement effective until the earlier of (i) the fifth anniversary of the effective date of the shelf registration statement and (ii) the date all transfer restricted securities covered by the shelf registration statement have been sold as contemplated in the shelf registration statement. If we fail to satisfy our obligations under the registration rights agreement, we will be required to pay liquidated damages to the holders of the Warrants under certain circumstances.